Exhibit 21

Subsidiaries

Varco International Inc. (US—DE)

Varco U.S. Holdings Inc. (US—DE)

Varco US Finance Inc. (US—DE)

Varco do Brasil Ltda. (Brazil)

Varco Al-Mansoori LLC ( UAE—49%)

Varco International Inc. Pte. Ltd. (Singapore)

Varco BJ B.V. (Netherlands)

Varco Drilling Equipment do Brasil Ltda. (Brazil—99.9%)

Varco (Sara) India Pvt. Ltd. (India—60%)

Rig Technology Limited (UK)

Varco (UK) Ltd. (UK)

Varco BJ FSC Inc. (Barbados)

Varco de Venezuela C.A. (Venezuela)

Herramientas Varco SA de CV (Mexico—49%)

SmarTract, Inc. (US-TX—9.57%)

Brandt Interests Inc. (80%—US—DE)

Brandt Energy Environmental LP (1% US—TX)

TVI Holdings LLC (US—DE)

Tubo-FGS LLC (US—DE) Gen. Prtnr. (1%)

Fiber Glass Systems LP (US—TX)

Varco LP (US—DE)

LL TT Ltd (Trinidad)

Servizi Ispettivi Srl (Italy)

Star Sudamtex SA (50%—Venezuela)

Fiber Glass Systems Holding, LLC (US—DE) Ltd. Prtnr. (99%)

Fiber Glass Systems LP (US—TX)

Varco LP (DE)

Brandt Co de Argentina (Argentina—.1% inactive)

Varco I/P Inc. (US—DE)

Tuboscope Vetco do Brasil Equipamentos e Servicos Ltda (Brazil)

Tuboscope Vetco (Thailand) Ltd. (Thailand)

Tuboscope Vetco Moscow (Russia)

VCR (Panama) Inc. (fka Tuboscope Vetco Services (Panama) Inc.)

Tuboscope Vetco Services (Panama) Inc. —Abu Dhabi branch

Tuboscope Vetco Services (Panama) Inc. —Kuwait branch

Tuboscope Vetco Services (Panama) Inc. —Singapore branch

Tuboscope Vetco (Nigeria) Ltd. (40%—Nigeria)

Vetco Enterprises AG (Switzerland)

Tuboscope Vetco Osterreich GmbH (Austria)

Vetco Saudi Arabia Ltd. (P/S—45%)

Tuboscope Vetco (Deutschland) GmbH (Germany)

Tuboscope Vetco (Deutschland) GmbH (Germany) —Bahrain branch

Tuboscope Vetco (Deutschland) GmbH (Germany) —France branch

Tuboscope Vetco (Deutschland) GmbH (Germany) —Oman branch

Tuboscope Vetco (Deutschland) GmbH (Germany) —Netherlands branch

Tuboscope Vetco (Deutschland) GmbH (Germany) —Egypt branch

Tuboscope Vetco Technology GmbH (Germany)

Tuboscope Vetco Technology GmbH (Equatorial New Guinea branch)

Tuboscope Vetco Technology GmbH (Germany)—Russia Representative Office

Tuboscope Vetco (Brunei) SDN BDH (49%)

Vetco Abu Dhabi (P/S—United Arab Emirates—45%)

Vetco Coating GmbH (Germany)

Tuboscope Vetco de Argentina, S.A. (Argentina)

Tuboscope Vetco Canada Inc. (Canada)

Varco Shearer Inc. (fka Varco Coating Ltd.)(Canada)

V/I Canada Inc. (fka ICO Canada Inc.)(Canada)

Tuboscope Pipeline Services Canada Inc. (Canada)

Tuboscope (Far East) Pte Ltd. (Singapore)

Pesaka Inspection Services SDN.BDH (49%—Malaysia)

Tuboscope Far East Pte Ltd.—Australia branch

Tuboscope Norge AS (Norway)

Varco Norge A/S (Norway)

CTES (P/S US— TX—25%)

Tulsa Equipment Manufacturing Co (US—OK)

Tuboscope Services de Bolivia S.A. (Bolivia)

Brandt Servicios de Petroleros S.A. (Peru)

Varco Canada Limited (Canada)

Chimo Equipment Ltd. (Canada)

Alberta Instruments Ltd. (Canada)

Tuboscope Pipeline Services Inc. ( 77%—US—TX)

Vetco Pipeline Services Inc. (US—TX)

Vetco Pipeline Services Ltd. (Canada)

Tuboscope Vetco Mexico S.A. de C.V. (Mexico)

Brandt Norge (Norway Branch)

MSD de Venezuela C.A. (Venezuela)

Tuboscope Vetco (France) S.A. (France)

Texas Oil Tools Inc. (US—NV)

Tuboscope MECL (Trinidad) Ltd. (50% P/S)

Varco L.P.-Ecuador Branch (Ecuador Br.)

Coil Services (North Sea) Limited (fka Quality Tubing (UK)) (UK)

Quality Tubing FSC (Virgin Islands)

Quality Tubing SA (Venezuela)

Tube-Kote Inc. (US—TX)

Tuboscope (Holding US) Inc (US—DE)

Harbin WFOE LLC (China)

Tuboscope Holdings Ltd. (UK)

Chargewood Ltd (UK)

Mudcat (UK)

Enaco (UK)

Mudcat (UK)

Varco Ltd. (UK)

Tuboscope Vetco (UK) Ltd. (UK)

EPI UK Ltd. (UK)

Tuboscope Vetco Capital Ltd. (UK)

TVCC—Kazakhstan Branch

SSR Ltd. (UK)

The Brandt Company (UK) Ltd.

Pump Systems Ltd. (UK)

Pressure Control Engineering Ltd. (UK)

Tuboscope Pipeline Services Ltd. (UK)

Tuboscope Pipeline Services Inc. (23%—US—TX)

NDT Systems & Services AG (Germany—23.75%)

Linalog Ltd. (UK)

Hydra RigUK Limited (fka Weston) (UK)

Varco UK Acquisitions Ltd. (UK)

Elmar Services Ltd (UK)

Elmar Engineering Ltd. (UK)

Elmar Screens Ltd. (UK)

Elmar Rentals Ltd. (UK)

Elmar Casings Ltd. (UK)

Elmar Services (Middle East) Ltd. (UAE)

Elmar Far East Pty. Ltd. (fka Elmar Services Pty. Ltd.) (Australia)

Morinoak International Ltd. (UK)

Morinoak Engineering Ltd. (UK)

EPI (US—DE)

Advanced Wirecloth Inc. (US—LA)

Tuboscope SA de CV (Mexico)

Tuboscope Brandt de Colombia Branch (fka EPI Colombia Branch) Merged with TV Col.

Drexel Oilfield Services WLL (49% Dubai, UAE)

Tuboscope Brandt de Venezuela SA (Venezuela)

Brandt Company de Argentina SA (Argentina)

Screen Mfg. Company Ltd. (Trinidad)

Venwell International Inc. Trinidad branch

Varco Drilling Equipment do Brasil Ltda. (Brazil—.1%)

Hydra Rig, Inc. (US—DE)

Elmar Far East Ltd. (fka Eastern Oil Tools) (Singapore)

Eastern Oil Tools Pte. Ltd. (Australia)

Servizi Ispetivi SRL (Italy—5%)

Brandt Oilfield Services (M) Sdn Bhd (29% Malaysia)